UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2014, the Compensation Committee of the Board of Directors of Relypsa, Inc. (the “Company”) approved an increase in the annual base salary of Lance Berman, M.D., M.S., the Company’s Senior Vice President and Chief Medical Officer, from $360,000 to $415,000. This salary increase is effective as of October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2014	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President and General Counsel